UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

        Date of Report (Date of earliest event reported): April 15, 2002

                     CYOP SYSTEMS INTERNATIONAL INCORPORATED

                   (Formerly Triple 8 Development Corporation)
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-32355
                            (Commission File Number)

                                   98-0222927
                     (I.R.S. Employer Identification Number)

                                    Suite 406
                              1040 Hamilton Street
                           Vancouver, British Columbia
                                     V6V 2R9
          (Address of principal executive offices, including zip code)

                                 (604) 681-9588
              (Registrant's telephone Number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets.

By resolution dated December 14, 2001, the Registrant's board of directors (Vendors) disposed of the crediplay system developed by Moshpit Entertainment Inc, a wholly owned subsidiary of CYOP Systems Inc. a wholly owned subsidiary of the Registrant, to a (purchaser) director of the Registrant for three million dollars ($3,000,000.00US) by way of renunciation of a one million two hundred thousand ($1,200,000.00US) shareholder loan, and by way of a one million eight hundred thousand ($1,800,000.00US) promissory note, maturing December 14, 2010, between the Registrant and the director (Purchaser). This agreement concluded with the December 31, 2001 year-end financial statements and the subsequent audit of the accounts contained therein, specifically the shareholder loan account. The audited financial statements of the registrant were filed on Form 10K, April 15, 2002. An exploitation agreement in the form of an exclusive Marketing, Development and Distribution Agreement was also executed December 14, 2001 whereby the Purchaser (Director of the Registrant) appointed the Registrant as the sole and exclusive agent and representative of the crediplay system, to develop, enhance, modify, market, distribute and maintain the crediplay system for a period of fifteen years with automatic renewal of five year terms with 90 day prior to expiry written renewal notices. The terms of the exploitation agreement provide for the Registrant to retain 80% of the gross earnings in year one, 83% in year two, 85% in year three and 90% in year four and every year thereafter.

The crediplay system is a suite of applications that support the efficient and secure exchange of information between Internet-based electronic game tournament operators and their players/members and credit and payment management facilities.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CYOP SYSTEMS INTERNATIONAL INCORPORATED
                   (formerly Triple 8 Development Corporation)

Per:    /s/ Mitch White
        ------------------------------------
        Mitch White, President and Director

                                  EXHIBIT INDEX

1.1 Software Acquisition Agreement between CYOP Systems Inc. (Vendors) a wholly owned subsidiary of CYOP Systems International Inc. and Mitch White (Purchaser) dated as of December 14, 2001.


1.2 Marketing, Development & Distribution Agreement between CYOP Systems International Inc., (Marketer) and Mitch White (Vendor) dated December 14, 2001.